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                                                        EXHIBIT 6
                                                        ---------

                        CSW CREDIT, INC.
                ALLOWED RETURNS ON COMMON EQUITY
                       SEPTEMBER 30, 1995




                              ALLOWED
                              RETURN (1)
                              ----------

CPL
   - RETAIL                   13.00%
   - WHOLESALE                12.98%

PSO
   - RETAIL                   11.00%
   - WHOLESALE                12.98%

SWEPCO
   - ARKANSAS                 13.00%
   - LOUISIANA                14.50%
   - TEXAS                    15.70%
   - WHOLESALE                12.98%

WTU
   - RETAIL                   12.00%
   - WHOLESALE                12.98%

TRANSOK                       12.98%





(1) Monthly adjustments are made to compensate for fluctuations in interest rates and average days outstanding to ensure that actual returns on common equity do not exceed those allowed on common equity.